UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2023

CRESCENT CAPITAL BDC, INC.

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	814-01132	47-3162282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 SANTA MONICA BLVD., SUITE 2000, LOS ANGELES, CA		90025
(Address of Principal Executive Offices)		(Zip Code)

(310) 235-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CCAP	The NASDAQ Stock Market LLC
5.00% Notes due 2026	FCRX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into A Material Definitive Agreement

The information in this Current Report on Form 8-K set forth under Item 2.03 is incorporated herein by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 9, 2023, Crescent Capital BDC, Inc, a Maryland corporation (“CCAP”) completed its previously announced acquisition of First Eagle Alternative Capital BDC, Inc., a Delaware corporation (“FCRD”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 3, 2022, by and among CCAP, FCRD, Echelon Acquisition Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of CCAP (“Acquisition Sub”), Echelon Acquisition Sub LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of CCAP (“Acquisition Sub 2”), and Crescent Cap Advisors, LLC, a Delaware limited liability company and the external investment adviser to CCAP (“CCAP Advisor”). Pursuant to the Merger Agreement, Acquisition Sub was merged with and into FCRD (the “First Merger”), with FCRD continuing as the surviving corporation and a direct wholly-owned subsidiary of CCAP. Immediately following the First Merger, FCRD was merged with and into Acquisition Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers”), with Acquisition Sub 2 continuing as the surviving entity (the “Surviving Company”). As a result of, and as of the effective time of, the Second Merger, FCRD’s separate corporate existence ceased.

In accordance with the terms of the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), holders of shares of FCRD’s common stock, par value $0.001 per share (the “FCRD Common Stock”), issued and outstanding immediately prior to the Effective Time (excluding shares held by subsidiaries of FCRD or held, directly or indirectly, by CCAP or Acquisition Sub (“Cancelled Shares”)) had their shares of FCRD Common Stock converted to the right to receive, in the aggregate, approximately (1) $8,649,179 in cash payable by CCAP (the “Parent Cash Consideration”), (2) 6,174,383 validly issued, fully paid and non-assessable shares of CCAP’s common stock, par value $0.001 per share (the “Aggregate Share Consideration” and, together with the Parent Cash Consideration, the “CCAP Aggregate Merger Consideration”) and (3) $35 million in cash payable by CCAP Advisor (the “CCAP Advisor Cash Consideration”), subject to adjustments for cash payable in lieu of fractional shares.

With respect to the CCAP Aggregate Merger Consideration, record holders of shares of FCRD Common Stock were entitled, with respect to all or any portion of the shares of FCRD Common Stock held as of the Effective Time, to make an election to receive payment for their shares of FCRD Common Stock in cash (an “Election”), subject to the conditions of and certain adjustment mechanisms set forth in the Merger Agreement.

Any record holder of shares of FCRD Common Stock who did not validly make an Election was deemed to have elected to receive shares of CCAP’s common stock with respect to the CCAP Aggregate Merger Consideration as payment for their shares of FCRD Common Stock. Each share of FCRD Common Stock (other than a Cancelled Share) with respect to which an Election was effectively made, subject to the conditions and limitations set forth in the Merger Agreement, and not properly revoked or lost was treated as an “Electing Share” and each share of FCRD Common Stock (other than a Cancelled Share) with respect to which an Election was not properly made or such Election was properly revoked was treated as a “Non-Electing Share.”

Applying the adjustment mechanisms in the Merger Agreement among all stockholders who hold Electing Shares, pro rata based on the aggregate number of Electing Shares held by each such stockholder, each Electing Share was converted into the right to receive (1) with respect to its share of the CCAP Aggregate Merger Consideration, approximately $0.509 in cash and approximately 0.195 shares of CCAP’s common stock (subject to adjustments for cash payable in lieu of fractional shares) and (2) with respect to its share of the CCAP Advisor Cash Consideration, approximately $1.17 in cash. Each Non-Electing Share was converted into the right to receive (1) with respect to its share of the CCAP Aggregate Merger Consideration, approximately 0.2209 shares of the CCAP’s common stock and (2) with respect to its share of the CCAP Advisor Cash Consideration, approximately $1.17 in cash (subject to adjustments for cash payable in lieu of fractional shares).

The foregoing description of the Mergers and the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by CCAP as Exhibit 2.1 to its Current Report on Form 8-K filed on October 4, 2022, and is incorporated herein by reference.

On March 9, 2023, CCAP and the Surviving Company entered into an Agreement and Plan of Merger (as amended, supplemented or otherwise modified to date, the “Third Merger Agreement”), pursuant to which, on March 9, 2023, immediately following the Second Merger, the Surviving Company merged with and into CCAP (the “Third Merger”), with CCAP continuing as the surviving entity.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 9, 2023, CCAP entered into a fifth supplemental indenture (the “Fifth Supplemental Indenture”) by and between CCAP and U.S. Bank National Association, as trustee (the “Trustee”), effective as of the closing of the Third Merger. The Fifth Supplemental Indenture relates to CCAP’s assumption of $111.6 million in aggregate principal amount of FCRD’s 5.00% Notes due 2026 (the “Notes”).

Pursuant to the Fifth Supplemental Indenture, CCAP expressly assumed all the obligations of FCRD under the Notes and the indenture, dated as of November 18, 2014 (the “Base Indenture”), by and between FCRD and the Trustee, as amended and supplemented by the fourth supplemental indenture, dated as of May 25, 2021 (the “Fourth Supplemental Indenture”) (the Base Indenture, as amended and supplemented by the Fourth Supplemental Indenture, the “Original Indenture”), including the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Notes and the performance of every covenant of the Original Indenture on the part of the FCRD to be performed or observed.

The Notes will mature on May 25, 2026. The Notes bear interest at a rate of 5.00% per year payable on March 30, June 30, September 30 and December 30 of each year. The Notes are direct unsecured obligations of CCAP.

The Notes may be redeemed in whole or in part at any time or from time to time at CCAP’s option on or after May 25, 2023, at a redemption price of 100% of the outstanding principal amount thereof plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to but not including the date fixed for redemption.

The Original Indenture, as supplemented by the Fifth Supplemental Indenture (the “Indenture”), contains certain covenants including covenants requiring CCAP to comply with Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act of 1940, as amended (“the 1940 Act”), or any successor provisions, whether or not CCAP continues to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to CCAP by the U.S. Securities and Exchange Commission (the “SEC”), and to provide financial information to the holders of the Notes and the Trustee if CCAP should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These covenants are subject to important limitations and exceptions that are described in the Indenture.

The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the form of Base Indenture, the Fourth Supplemental Indenture, providing for the issuance of the Notes, the form of Notes, and the Fifth Supplemental Indenture, relating to CCAP’s assumption of the Notes, copies of which are incorporated by reference as Exhibits 4.1 through 4.4 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 9, 2023, CCAP issued a press release announcing the completion of the transactions contemplated by the Merger Agreement and posted an investor presentation to its website. Copies of the press release and the investor presentation are furnished herewith as Exhibits 99.1 and 99.2, respectively. The information contained in this Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, whether made before or after the date hereof, except as may be expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired.

The information required by Item 9.01(a) of Form 8-K, including the financial statements required pursuant to Rule 6-11 of Regulation S-X, was previously included or incorporated by reference in CCAP’s prospectus dated January 20, 2023 (the “Prospectus”), as filed under the Securities Act with the SEC on January 20, 2023, and in Supplement No. 1 to the Prospectus, as filed with the SEC on March 7, 2023, and, pursuant to General Instruction B.3 of Form 8-K, is not included herein.

(d) Exhibits

Filed with this report:

2.1*	Agreement and Plan of Merger, dated as of October 3, 2022, by and among CCAP, Acquisition Sub, Acquisition Sub 2, FCRD and CCAP Advisor (incorporated by reference to Exhibit 2.1 of CCAP’s Current Report on Form 8-K filed on October 4, 2022 (File No. 814-01132)).

4.1	Form of Indenture and related exhibits between FCRD and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit d.2 filed with Pre-Effective Amendment No. 1 to FCRD’s Registration Statement on Form N-2 (File No. 333-175074) filed on August 25, 2011).

4.2	Fourth Supplemental Indenture, relating to the 5.00% Notes due 2026, between FCRD and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 filed with FCRD’s Current Report on Form 8-K filed on May 25, 2021).

4.3	Form of 5.00% Note due 2026 (incorporated herein by reference to Exhibit 4.1 filed with FCRD’s Current Report on Form 8-K filed on May 25, 2021).

4.4	Fifth Supplemental Indenture between CCAP and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.4 filed with CCAP’s Registration Statement on Form 8-A on March 9, 2023).

*	Exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

Furnished with this report:

99.1	Press Release, dated March 9, 2023.

99.2	Investor Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT CAPITAL BDC, INC.

Date: March 9, 2023	By:	/s/ Gerhard Lombard
	Name:	Gerhard Lombard
	Title:	Chief Financial Officer

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